EXHIBIT No. 10.43

                               ESCROW AGREEMENT
                               ----------------


         THIS ESCROW AGREEMENT (this "Escrow Agreement") is entered into as of this 29th day of March, 1999, by and among ROBINSON JDM LTD., an Ontario corporation ("Buyer"), NIEMAND INDUSTRIES, INC., a Delaware corporation ("Seller"), and CHICAGO TITLE INSURANCE COMPANY, an Ohio corporation (the "Chicago Title").

                                    RECITALS:

         A. Buyer and Seller have entered into an Asset Purchase Agreement dated as of February 25, 1999 (the "Asset Purchase Agreement"). The Asset Purchase Agreement provides, among other things, for the payment by Buyer of certain funds to an escrow agent, and for the escrow agent to disburse such funds in accordance with an escrow agreement. Capitalized terms used in this Escrow Agreement without definition shall be defined in the manner set forth in the Asset Purchase Agreement.

         B. Buyer and Seller now desire to appoint Chicago Title as the escrow agent described in the Asset Purchase Agreement, and Chicago Title desires to accept such appointment, upon the terms and conditions set forth herein.

         C. In order to implement the foregoing, the parties desire to enter into this Escrow Agreement, and to hereinafter describe the manner in which the funds deposited with the Escrow Agent are to be disbursed.

         ACCORDINGLY, in consideration of the premises and the mutual covenants set forth herein, the parties hereto agree as follows:

         1. APPOINTMENT OF ESCROW AGENT. In accordance with the terms and conditions of this Escrow Agreement, Buyer and Seller hereby appoint Chicago Title as the escrow agent hereunder (the "Escrow Agent"). Chicago Title hereby accepts such appointment. The duties and obligations of the Escrow Agent shall be determined solely by the express provisions of this Escrow Agreement.

         2. ESCROW FUNDS. Pursuant to Section 3.2 of the Asset Purchase Agreement, Buyer shall deliver certain amounts of cash to the Escrow Agent. Such amounts, and any earnings thereon, shall constitute the funds to be held by the Escrow Agent hereunder. All of the funds held by the Escrow Agent pursuant to this Escrow Agreement are collectively referred to hereinafter as the "Escrow Funds".

         3. ESCROW ACCOUNT. The Escrow Agent shall hold the Escrow Funds in a readily accessible, interest bearing account at a financial institution in which deposits are insured by the Federal Deposit Insurance Corporation or similar entity (the "Escrow Account"), upon terms and conditions satisfactory to the parties hereto. The Escrow Account shall be set up in the name of the Escrow Agent, as agent for Buyer and Seller. The Escrow Agent shall continue to hold the Escrow Funds in escrow until such time as all of the Escrow Funds have been disbursed in
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accordance with the terms and conditions of this Escrow Agreement.

         4.   TERMS OF THE ESCROW.
              --------------------

              (a) From time to time during the period from March 29, 1999 through the later of April 29, 1999 or the date of the actual Closing pursuant to the Asset Purchase Agreement (the "Interim Period"), but in no event more than once in any calendar week during the Interim Period, Seller shall have the right to notify Buyer and the Escrow Agent, in writing, that Seller no longer requires particular items of Machinery and Equipment, Molds, Raw Materials and/or Finished Goods. In addition to identifying the particular Asset which it no longer requires, Seller shall set forth in the notice the value of such Asset as set forth in the Schedules to the Asset Purchase Agreement. Along with each such notice, Seller shall also deliver or cause to be delivered to the Escrow Agent an executed release of any and all security interests with respect to each such Asset (a "UCC Termination Statement"), in form suitable for filing. Unless Buyer submits a written objection to Seller and the Escrow Agent within seven days of Buyer's receipt of Seller's notice (an "Objection Notice"), on the eighth day after the date of such receipt (i) the Escrow Agent shall remit the value of such Assets, as set forth in the notice, to Seller payable in the manner set forth in Section 4(d) below, and (ii) as soon as practicable thereafter, the Escrow Agent shall file the corresponding UCC Termination Statement(s) with the office of the Secretary of State of Alabama and the appropriate filing officer in Perry County, Alabama. If Buyer submits a timely Objection Notice, the matter will be resolved in accordance with subparagraph
(c) below.

              (b) At the Closing pursuant to the Asset Purchase Agreement, (i) Buyer and Seller shall deliver to the Escrow Agent a schedule, executed by Buyer and Seller, setting forth the final Purchase Price, determined in accordance with the terms of the Asset Purchase Agreement, and (ii) Seller shall deliver to the Escrow Agent executed UCC Termination Statements with respect to all of the Assets (other than those with respect to which UCC Termination Statements were delivered pursuant to subparagraph (a) above during the Interim Period). The Escrow Agent shall pay to Seller from the Escrow Account the amount by which the Purchase Price exceeds the amount the Escrow Agent had delivered to Seller during the Interim Period pursuant to subparagraph (a) above (hereinafter, "the balance of the Purchase Price"). If the amount in the Escrow Account is less than the balance of the Purchase Price, the Escrow Agent shall deliver all of the Escrow Funds to Seller, and Buyer shall pay the balance of the Purchase Price to Seller at the Closing. If the amount in the Escrow Account exceeds the balance of the Purchase Price, the Escrow Agent shall deliver an amount equal to the balance of the Purchase Price to Seller, and shall deliver the amount then remaining in the Escrow Account to Buyer.

              (c) In the event that the Escrow Agent receives a timely Objection Notice from Buyer, the Escrow Agent shall continue to hold the Escrow Funds until it receives either (i) joint instructions from Buyer and Seller, or (ii) a final and binding order of an arbitrator or court of competent jurisdiction resolving the matter in accordance with paragraph 5, as applicable (each, a "Resolution Notice"). The Resolution Notice shall describe the manner in which the matter has been resolved and shall set forth instructions as to the disposition of the portion of the Escrow Funds involved in such dispute. The Escrow Agent shall then distribute the Escrow
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Funds (or portion thereof, if applicable) in accordance with the Resolution
Notice.

              (d) Any and all amounts which the Escrow Agent is to remit, pay, distribute or otherwise deliver to Seller pursuant to this Agreement shall be sent by the Escrow Agent in accordance with the following routing instructions:
Account Number: 258-185-8; Account Name: FSFP Collateral Account for Gibraltar Packaging Group, Inc.; ABA Number: 071000288; Bank Name and Location: Harris Bank, Chicago, Illinois.

         5. DISPUTE RESOLUTION. In the event Buyer submits a timely Objection Notice pursuant to paragraph 4 above, or in the event of any other dispute arising out of or related to this Escrow Agreement, the parties shall first endeavor to resolve the dispute directly, through negotiation. If they are unable to resolve it, such dispute shall be settled by arbitration in Cleveland, Ohio, pursuant to the rules then obtaining of the American Arbitration Association. Either party may initiate arbitration proceedings. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Sections 1-16, and judgment upon any award in arbitration may be entered by any court having jurisdiction thereof.

         6. TERMINATION. The term of the Escrow Agreement shall commence on the date hereof and shall continue until all of the Escrow Funds have been distributed pursuant to the terms of this Agreement.

         7. UNFORESEEN CONTINGENCIES. In the event of the happening of any contingency not provided for hereunder, the Escrow Agent shall be under no duty to act until it is clearly directed by written instructions signed jointly or in counterparts by duly authorized officers of Seller and Buyer, or until so directed by an arbitrator or by a court of competent jurisdiction.

         8. INDEMNIFICATION. Buyer and Seller, jointly and severally, agree to indemnify and hold harmless the Escrow Agent from and against any and all loss, damage, liability or expense incurred, arising out of or in connection with the acceptance and administration of this Escrow Agreement (including the costs and expenses of defending against any claim in connection with the performance of any of its duties hereunder) except to the extent that any such loss, damage, liability or expense is the result of the Escrow Agent's negligence or willful misconduct.

         9. ESCROW AGENT'S LIABILITY LIMITED. The Escrow Agent shall not be liable to anyone whatsoever by reason of any error of judgment, any act done or step taken or omitted by them, any mistake of fact or law, or anything which it may do or refrain from doing, in connection herewith and in good faith, unless caused by or arising out of its negligence or willful misconduct.

         10. RELIANCE BY ESCROW AGENT ON DOCUMENTS, ETC. The Escrow Agent shall be entitled to rely and shall be protected in acting in reliance upon any instructions or directions furnished to it in writing or pursuant to any provisions of this Escrow Agreement and shall be entitled to treat as genuine, and as the document it purports to be, any letter, paper or other document furnished to it and reasonably believed by it to be genuine and to have been signed and presented by the proper party or parties. If at any time the Escrow Agent shall receive conflicting notices, claims, demands or instructions and cannot determine the proper course of action, it may refuse to make any payment and may retain all funds in its possession until it shall have received instructions in writing concurred in by duly authorized officers of Buyer and Seller, or until directed by a final order or judgment of a court of competent jurisdiction, whereupon the Escrow Agent shall distribute the Escrow Funds in accordance with such instructions, order or judgment.

         11. LEGAL COUNSEL FOR ESCROW AGENT. The Escrow Agent may consult with legal counsel to be selected and employed by it and shall be fully protected with respect to any action under this Escrow Agreement taken or suffered in good faith by the Escrow Agent in accordance with the opinion of such counsel.

         12. COMPENSATION. The Escrow Agent shall be entitled to receive compensation in the form of escrow fees, in accordance with Exhibit A hereto, in consideration of its services hereunder. In addition, the Escrow Agent shall be entitled to be reimbursed for all out-of-pocket expenses incurred in connection with its services hereunder. Buyer and Seller shall each be responsible for the payment of fifty percent (50%) of the fees and expenses of the Escrow Agent.

         13. RESIGNATION. The Escrow Agent shall have the right to resign upon giving thirty (30) days written notice by mailing said written notice thereof to the other parties hereto. In the event of such resignation, a successor or successors to the Escrow Agent may be appointed by mutual consent of Seller and Buyer. The Escrow Agent shall thereupon deliver the Escrow Funds and any documents related hereto to such appointed Escrow Agent. If a successor Escrow Agent is not appointed within thirty (30) days after the mailing of such notice of resignation, the resigning Escrow Agent may petition the appropriate court having jurisdiction to appoint a successor Escrow Agent.

         14. NOTICES. Any notice or other communication required or permitted under this Escrow Agreement shall be in writing and shall be either (i) delivered personally, (ii) sent by telegraph or telex, (iii) sent by facsimile transmission, (iv) delivered by nationally recognized overnight courier service against a receipt therefor, or (v) sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given (A) when so delivered personally, telegraphed, telexed or sent by facsimile transmission if applicable; (B) when delivered by courier if applicable; or (C) if mailed, five days after the date of deposit in the mail if applicable, to the parties at the address set forth below. Any party may, by notice given in accordance with this Section to the other parties, designate another address or person for receipt of notices hereunder.

                  To Buyer:         Robinson JDM Ltd.
                                    Chesterfield S40 1YJ
                                    United Kingdom
                                    Attn: President
                                    Fax: 011-44-1246-505-350

                  With copy to:     John Atchison, Esquire
                                    Gardiner, Roberts
                                    40 Kings Street West, Suite 3100
                                    Toronto, Ontario
                                    Canada  M5H 3Y2
                                    Fax: 416-865-6636

                  To Seller:        Niemand Industries, Inc.
                                    c/o John W. Lloyd
                                    270 Warner Hill Road
                                    Southport, Connecticut  06490
                                    Fax: 203-319-8025

                  With copy to:     Gibraltar Packaging Group, Inc.
                                    2000 Summit Avenue
                                    Hastings, Nebraska  68902-2148
                                    Attn: President
                                    Fax: 402-463-1661

                                         and

                                    Alan M. Rauss, Esquire
                                    Kohrman Jackson & Krantz P.L.L.
                                    One Cleveland Center, 20th Floor
                                    1375 East Ninth Street
                                    Cleveland, Ohio  44114
                                    Fax: 216-621-6536

                  To Escrow Agent:  Chicago Title Insurance Company
                                    113 St. Clair Avenue, NE
                                    Cleveland, Ohio 44114
                                    Fax: 216-696-810

         15. AMENDMENT AND WAIVER. This Escrow Agreement may not be changed orally, but may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by an instrument in writing signed by each of the parties or, in the case of a waiver, signed by the party against whom enforcement of such waiver is being sought. No action taken pursuant to this Escrow Agreement, including any investigation by or on behalf of any party hereby, shall be deemed to constitute a waiver by the party taking such action of compliance with any agreement contained herein.

         16. BINDING EFFECT AND BENEFITS. This Escrow Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

         17. COUNTERPARTS. This Escrow Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts together shall constitute one and the same instrument.

         18. GOVERNING LAW. This Escrow Agreement shall be governed by the laws of the State of Ohio.

         19. ENTIRE AGREEMENT. This Escrow Agreement embodies the entire agreement among the parties hereto with regard to the subject matter hereof and supersedes all prior or contemporaneous agreements and understandings, whether oral or written, with respect hereto.

         IN WITNESS WHEREOF, Buyer, Seller and the Escrow Agent have each caused this Escrow Agreement to be executed as of the day and year first above written.

                                                ROBINSON JDM LTD.
                                                ("Buyer")

                                                By:  /s/ Ian Tippen
                                                   --------------------
                                                Its:  President
                                                    -----------------


                                                NIEMAND INDUSTRIES, INC.
                                                ('Seller")

                                                By: /s/ John W. Lloyd
                                                    ----------------------------
                                                Its: Secretary
                                                     -------------------------


                                                CHICAGO TITLE INSURANCE COMPANY
                                                ("Escrow Agent")

                                                By:   /s/ Charles W. Cashin III
                                                   -----------------------------
                                                Its: Vice President
                                                    ----------------------------